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                                                                   Exhibit 10.17

                               BUYING AGENCY AGREEMENT
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This agreement, dated September ____, 1996, is entered into between The
Children=s Place Retail Stores, Inc., a Delaware corporation having its principal place of business, at One Dodge Drive, West Caldwell, New Jersey 07006, hereinafter referred to as Principal, and K S Best International, having its principal place of business located at, 9th Floor No.1 Woh Long Street, Taipei, Taiwan ROC, hereinafter referred to as the Agent.

    WHEREAS, The Children=s Place is engaged in the importation of children=s wearing apparel and accessories for sale in the United States, and

    WHEREAS, K S Best International acts as a representative in Taiwan for interested parties in the United States, and

    WHEREAS, the parties hereto are desirous of entering into a written agreement which incorporates all previous understandings with regard to the agency relationship between the parties,

    NOW THEREFORE, in consideration of the mutual promises and covenants between the parties, it is agreed as follows:

    1. K S Best International will act as a non-exclusive Buying Agent for The Children=s Place in connection with the latter=s purchases of wearing apparel and accessories in the various countries.

    2.   The Agent agrees to perform the following services on behalf of the
Principal:

              a. The Agent shall familiarize itself with the Principal=s needs and survey the potential markets to obtain the best available merchandise;

              b. The Agent will assist in the negotiation of the most favorable prices for the Principal. In this connection, the Agent shall visit manufacturers/sellers, obtain samples of merchandise, submit samples of the Principal, quoting prices at which the merchandise can be purchased;

              c. The Agent shall negotiate free on board (f.o.b.) prices on behalf of the Principal.

              d. The Agent shall place orders with manufacturers/sellers on behalf of the Principal. The Agent shall act only upon the specific instructions of the Principal and in no case shall the Agent act


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              without such explicit instructions.  The Agent acknowledges that it has no right, power or authority to make any contract or incur any obligation or liability which shall be binding upon the Principal unless it has been specifically authorized to do so in advance by the Principal;

              e.   The Agent shall make periodic visits to
              manufacturers/sellers where orders are placed in order to inspect the quality of the merchandise shipped to the Principal and to provide production progress reports to the Principal. In the event that such merchandise does not conform in quality or specifications to the order placed, the Agent shall notify the Principal immediately;

              f. Upon inspection and approval, the Agent shall execute an Inspection Certificate in the form specified by the Principal certifying that Agent has, in fact, conducted the appropriate initial, in line and final inspections and that the merchandise meets the specifications, quality and conditions required. The presentation of this Inspection Certificate shall be a condition of payment on all Letters of Credit issued in favor of the manufacturer or seller;

              g. The Agent shall attend to the utilization and acquisition of necessary quota in a manner dictated by, and in the best interest of, the Principal;

              h. The Agent shall facilitate consolidation of shipments, insurance and/or storage. Moreover, the Agent shall facilitate the acquisition of the documentation necessary for importation into the United States;

              i. The Agent shall assist the Principal in the return of any merchandise deemed to be defective. In addition, the Agent shall negotiate for the Principal in the recovery of any monies due the Principal from the manufacturer/seller as a result of defective merchandise, shortages, etc; and,

              j. The Agent shall never act as a seller/ manufacturer in any transaction involving the Principal.

              k. At certain times and pursuant to Principal=s prior written approval, the Agent may act as shipper.

    3. The Principal agrees to compensate the Agent in an amount equal to 5% of the f.o.b. price of the merchandise which is ordered and shipped pursuant to this agreement.Where


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merchandise is determined to be defective by the Principal, no commissions will accrue and any commissions paid relating to defective merchandise shall be refunded by the Agent.

    4. The Principal shall reimburse the Agent for all expenses incurred on Principal's behalf. Such expenses will be incurred only with consent of the Principal. The Agent will be separately reimbursed for these expenses only if the parties have agreed to reimburse Agent before the expenses are incurred.

    5. The Principal will agree upon terms of payment with manufacture of the merchandise for the f.o.b. price of the merchandise. The Principal may open irrevocable transferable letter(s) of credit in favor of the Agent for the f.o.b. price of the merchandise and the Agent will either: (a) draw down on the letter of credit and remit the appropriate payment to the manufacturer/seller; or, (b) instruct the bank to remit the appropriate sums directly to the manufacturer/seller.

    6. With respect to the invoices prepared in connection with orders and purchases handled by Agent, Agent shall ensure that the invoices contain accurate and complete descriptions of the merchandise, contain the names of the specific manufacturers and/or sellers, and meet all other requirements of the United States Customs laws and regulations.

    In addition, Agent shall ensure that the manufacturer and/or seller provides an invoice evidencing that the merchandise was produced for the account of, or is being sold to, Principal. Agent shall provide Principal with the manufacturer=s /seller=s invoice evidencing the amount paid or payable for the merchandise with every shipment into the United States and proof of payment therefor when requested by Principal.

    7. The Agent shall provide the Principal with a separate invoice for the payment of buying commissions and non-production related expenses incurred on the Principal's behalf, such as quota charges, inland freight, hauling, lighterage, etc., in addition to manufacturer=s/seller=s commercial invoice for the cost of merchandise.

    8. None of the sums set forth above for the Agent's compensation or reimbursement shall be paid, directly or indirectly, to the manufacturer/seller or inure to the benefit of the manufacturer/seller in any way. Furthermore, the Agent, its officers, directors, shareholders, and/or employees shall not solicit or accept any payment, rebate or other form of compensation or renumeration from any manufacturer/seller in transactions involving the Principal without the permission of the Principal. Agent may accept trade discounts and other renumeration from manufacturers provided that they are for ministerial buying agency services covered by this agreement and for no other service.


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    9.   The Agent, in executing this agreement, certifies that it has no ownership or financial interest in, nor any control of, the manufacturer or sellers supplying the commodities purchased with the assistance of the Agent; that it does not, of its own account, sell raw materials to the manufacturers or sellers supplying such merchandise; and that manufacturers and/or sellers have no ownership or financial interest in, or any control over, the Agent. In the event that any such interest is consummated, then the Agent will immediately inform the Principal. Failure to do so will result in the forfeiture of the Agent=s commission on merchandsise purchased from the related or controlled factories.

    10. This Agreement will remain in effect until cancellation by either party upon giving written notification at least forty-five (45) days prior to the date of such cancellation. Should such notice be given, all existing orders will be executed and completed in accordance with the direction of the Principal.

    11. All confidential information made available to either party by the other party hereto shall be kept confidential as a trade secret by the recipient thereof and its officers, directors, and/or employees, and such information will not, without the prior written consent of the Principal or Agent, as the case may be, be divulged in any manner to any third party except to the extent that the divulgence of such information shall become necessary in any litigation concerning the provisions of this Agreement. Agent, shall also protect the propriety of Principal's trade name.

    12. Each party warrants to the other that it has full right, power, legal capacity and authority to enter into and perform this Agreement and that it will indemnify and hold harmless the other party for any breach of this warranty.

    13. This Agreement may be amended, modified, superseded or canceled, and any other the terms, covenants, representation, warranties or conditions hereof may be waived, only by a written instrument executed by Principal and Agent or, in the case of a waiver, by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right of that party at a later time to enforce such performance.

    14. Agent agrees to indemnify Principal for all damages incurred by Principal as a result of Agent's negligence, misconduct or fraud in the performance of its responsibilities as set forth under this Agreement.


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    15.  Any notice required to be given under this agreement shall be deemed given sufficiently if a notice in writing is mailed by registered mail to the addresses set forth above.

    16. This Agreement expresses fully the understanding of the parties and all previous understandings are canceled, and no future changes in this Agreement shall be valid except when, and if, reduced to writing signed by both Principal and Agent.

    17. The Agreement shall be construed, and all rights, powers, and liabilities of the parties hereunder shall be determined, in accordance with the laws of the State of New Jersey.

    18. In the event that a dispute arises under this Agreement, Agent agrees that such action may be commenced in any state or federal court in New Jersey and that service of process may be effectuated by mail upon the Agent at Agent's principal place of business.

                                  The Children's Place Retail Stores, Inc.


Dated:______________________      By:_________________________
                                       Mark L. Rose
                                       Vice President - Sourcing



                                  ____________________________
                                  Agent

Dated:______________________      By:__________________________
    (Title)





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